UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2011
ASPEN INSURANCE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Maxwell Roberts Building
1 Church Street
Hamilton HM 11
Bermuda
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (441) 295-8201
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement
On February 28, 2011, two wholly-owned subsidiaries of Aspen Insurance Holdings Limited (the “Company”), Aspen Insurance Limited and Aspen Insurance UK Limited (each an “Account Party”), entered into an amendment (the “Amendment”) to the secured letter of credit facility agreement with Barclays Bank PLC (“Barclays”) dated as of October 6, 2009 (the “Credit Facility”). The Amendment extends the maturity date of the Credit Facility to December 31, 2013.
The obligations of each Account Party under the Credit Facility are secured by a pledge of securities owned by such Account Party and held with The Bank of New York Mellon, as custodian. The amount of letters of credit issued for the account of an Account Party cannot exceed the discounted market value of the securities pledged by such Account Party. Advance rates vary based upon the type and tenor of the pledged securities. The Amendment substantially conforms the list of securities that may be pledged and the related advance rates to the list of securities that may be pledged and the related advance rates in the Company’s primary revolving credit facility.
The Amendment also substantially conforms the covenants and events of default in the Credit Facility to the covenants and events of default in the Company’s primary revolving credit facility (except that the Credit Facility (i) does not have financial covenants included in such primary credit facility and (ii) requires material insurance subsidiaries of the Company to maintain a minimum financial strength rating).
The foregoing description of the Amendment is qualified in its entirety by reference to the complete terms and conditions of the Amendment. A copy of the Amendment is filed herewith as Exhibit 10.1.
Section 2— Financial Information
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information contained above under “Item 1.01 Entry into a Material Definitive Agreement” is hereby incorporated by reference.
Section 8— Other Events
Item 8.01 Other Events
Form 10-K Revision
On February 25, 2010, the Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2010. On page 106 of the 10-K, in the last two sentences under the sub-heading “Actuarial range of net reserves,” we stated that “The net actuarial range for reserves for losses and loss expenses assuming that net reserves move in proportion to gross would be between $3,179.6 million at the 10th percentile and $3,870.1 million at the 90th percentile. The actual net reserves established as at December 31, 2010 were $3,820.5 million.” The figures provided were for gross reserves. The figures on a net reserving basis are as follows:
“The net actuarial range for reserves for losses and loss expenses assuming that net reserves move in proportion to gross would be between $2,946.7 million at the 10th percentile and $3,586.6 million at the 90th percentile. The actual net reserves established as at December 31, 2010 were $3,540.6 million.”
Section 9— Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d) The following exhibit is filed as part of this report:
10.1	First Amendment Agreement to Multicurrency Letter of Credit Facility dated as of February 28, 2011 among Aspen Insurance Limited, Aspen Insurance UK Limited and Barclays Bank PLC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED (Registrant)
Dated: March 1, 2011	By:	/s/ Richard Houghton
		Name:	Richard Houghton
		Title:	Chief Financial Officer

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